Exhibit 10.4

Commitment Letter

I, Jinguo Li, being the major shareholder of Jiangsu Baikang Bio-Tech Co., Ltd and its subsidiary companies ( “the Company”), hereby commit to providing interest-free loans to the Company in the following 12 months after the reporting date, to meet its working capital needs for business operation.

Signed by: Jinguo Li

Date: June 28, 2019